UNITED STATES

        SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2006 (January 23, 2006)

WQN, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27751	75-2838415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14911 Quorum Drive, Suite 140, Dallas, Texas, 75254
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code	972-361-1980

:

Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On January 23, 2006, the board of directors (the "Board") of WQN, Inc. (the "Company"), pursuant to the bylaws of the Company, expanded the Board to nine members. Immediately following the expansion of the Board, the Board elected Adam Blumenthal and Charles Miller to fill the vacant director positions. The Board has determined that Messrs. Blumenthal and Miller are "independent" under applicable regulations. On January 25, 2006, the Company received notice from The Nasdaq National Market that the Company has regained compliance with Nasdaq's independent director requirements. Mr. Blumenthal and Mr. Miller shall serve until the next annual meeting of the stockholders of the Company, at which time they will stand for re-election with the other members of the Board. Prior to joining the Board, the law firm of Patton Boggs, LLP, of which Mr. Miller is a partner, performed legal work for the Company.

Item 8.01	Other Events.

Please see discussion of appointment of directors and Nasdaq notification under Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2006

WQN, INC.

By:	/s/ David S. Montoya

David S. Montoya

Chief Financial Officer